Exhibit 10.32

NOTE EXTENSION:

JIM D. TILTON, JR. hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due March 31, 2011 (3JT) in the amount of $15,000 until December 31, 2013.